Exhibit 99.1

Press Contact:	Investor Contact:
Caroline Japic	Jane Underwood
Vitria Public Relations	Vitria Investor Relations
408/328-1892	408/212-2608

For Immediate Release

VITRIA ANNOUNCES FIRST QUARTER RESULTS

SUNNYVALE, Calif. April 30, 2003 - Vitria (Nasdaq: VITR), a leading provider of business process integration solutions, today announced results for the first quarter ended March 31, 2003.

Revenue for the first quarter was $22.6 million compared with $20.1 million in the fourth quarter of 2002. License revenue was $10.5 million compared with $6.0 million in the fourth quarter of 2002.

Based on Generally Accepted Accounting Principles (GAAP), Vitria’s net loss for the quarter was $20.7 million, or $0.16 per share, compared with a net loss of $12.4 million, or $0.10 per share, in the fourth quarter of 2002. Excluding charges relating to stock-based compensation, amortization and impairment of intangible assets and restructuring charges, Vitria’s non-GAAP (formerly “pro forma”) net loss for the quarter was $6.5 million, or $0.05 per share, compared with a non-GAAP loss of $10.1 million, or $0.08 per share, in the fourth quarter of 2002.

“In the first quarter, we made further progress on improving Vitria’s operating performance and implemented a plan which should allow the company to continue progressing towards our goal of achieving breakeven in 2003,” said JoMei Chang, CEO of Vitria. “This plan is designed to leverage our strengths and improve our competitive position in the market. At the same time, we achieved some positive metrics in the quarter, which included the introduction of new solutions for the healthcare and financial services vertical markets. These solutions address some of the highly complex business challenges facing companies today, and are designed to provide significant costs savings and efficiency improvements. While our first quarter revenue results do not yet reflect our strong opportunities in the healthcare and financial services vertical markets, we are very encouraged by the positive response we are receiving from both new and existing customers.”

“We have refocused Vitria’s operations to be better aligned to both our strategic direction and a revenue estimate that we believe is realistic in this economy,” said Jeff Bairstow, CFO of Vitria. “In the first quarter, we implemented cost savings initiatives that will result in $24 million in annualized savings for Vitria. I believe that Vitria has emerged as a much leaner, more focused and far stronger company than one year ago.”

New and repeat customers for the first quarter included: Blue Cross Blue Shield of Arizona, British Telecommunications plc, CSK Corporation, Deutsche Leasing AG, PacifiCare Health Systems, and Sergio Rossi SpA.

Non-GAAP Financial Measures (Regulation G)

Vitria uses both GAAP and non-GAAP financial measures to report its financial results. Management believes that these non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends excluding certain items. The Company has historically included non-GAAP financial measures when reporting to the investment community and therefore believes the inclusion of certain non-GAAP financial measures provides consistency and comparability with past financial reports. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used within our earnings press release include: restructuring charges, amortization of intangible assets and stock based compensation. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as provided in financial tables below.

Conference Call

Vitria has scheduled a conference call today at 2:00 p.m. PDT / 5:00 p.m. EDT. The dial-in number for the call is: 877/502-9272. A live simulcast of the conference call is available at www.vitria.com. The call may also be accessed over the Internet at www.StreetFusion.com. A replay will be available later in the day on both sites or by calling 888/203-1112 and entering confirmation code 614286. The replay will be available on our website until our next quarterly earnings conference call.

About Vitria

Vitria (Nasdaq: VITR) is a leading provider of business process integration solutions. The company pioneered the enterprise application integration market in 1994 and the use of business process management in 1997, and is now the first integration solution provider to solve integration challenges through collaborative applications. With 35 offices around the world, Vitria’s customer base includes such companies as Bell South, The Blue Cross Blue Shield Association, BP, DaimlerChrysler Bank, Dana, Generali, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds and Reynolds, Schneider Logistics, Sprint, Trane, and Trans Union, and the U.S. Departments of Defense and Veteran’s Affairs. For more information call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.

Vitria is a registered trademark of Vitria Technology, Inc. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements:    This press release includes forward-looking statements, including statements relating to new products, future revenue growth, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors: risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors; risks associated with possible delisting from the stock market on which Vitria’s securities are listed; and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended Dec. 31, 2002, filed with the SEC on March 31, 2003. Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	31-Mar 2003	31-Dec 2002
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$28,515	$42,427
Short-term investments	73,971	75,436
Accounts receivable, net	22,088	15,108
Other current assets	3,048	3,111

Total current assets	127,622	136,082
Property and equipment, net	5,524	9,179
Other assets	1,085	1,363

Total assets	$134,231	$146,624

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,124	$2,264
Accrued payroll and related	5,668	6,157
Accrued liabilities	6,559	8,715
Accrued restructuring expenses	7,852	4,258
Deferred revenue	15,166	13,430

Total current liabilities	37,369	34,824

Long-term liabilities
Accrued restructuring expenses	15,096	8,936
Other long term liabilities	195	916

Total long-term liabilities	15,291	9,852

Stockholders' Equity
Common stock	131	131
Additional paid-in capital	273,312	273,320
Unearned stock-based compensation	(357)	(517)
Notes receivable from stockholders	(193)	(193)
Accumulated other comprehensive income (loss)	806	620
Accumulated deficit	(191,632)	(170,917)
Treasury stock	(496)	(496)

Total stockholders' equity	81,571	101,948

Total liabilities and stockholders' equity	$134,231	$146,624

*Derived from audited financial statements

Vitria Technology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended 31-Mar
	2003	2002
	(unaudited)	(unaudited)
Revenues
License	$10,549	$9,954
Service and other	12,056	14,695

Total revenues	22,605	24,649

Cost of revenues
License	94	455
Service and other	7,015	9,154

Total cost of revenues	7,109	9,609

Operating expenses
Sales and marketing	13,020	25,699
Research and development	5,271	9,508
General and administrative	3,899	5,924
Stock based compensation	153	1,009
Amortization of intangible assets	—	518
Restructuring charges	14,008	—

Total operating expenses	36,351	42,658

Loss from operations	(20,855)	(27,618)
Other income, net	205	641

Net loss before income taxes	(20,650)	(26,977)
Provision for income taxes	65	191

Net loss	$(20,715)	$(27,168)

Basic and diluted net loss per share	$(0.16)	$(0.21)

Weighted average shares used in calculating basic and diluted net loss per share	130,119	128,495

Unaudited Non-GAAP Information:
Excluding stock-based compensation, amortization of intangible assets, and restructuring charges

Total non-GAAP operating expenses	$22,190	41,131

Net non-GAAP loss	$(6,554)	$(25,641)

Basic and diluted non-GAAP net loss per share	$(0.05)	$(0.20)

Weighted average shares used in calculating basic and diluted net loss per share	130,119	128,254

Reconciliation to non-GAAP net loss:
Net loss	$(20,715)	$(27,168)
Stock-based compensation	153	1,009
Amortization of intangible assets	—	518
Restructuring charges	14,008	—

Non-GAAP net loss	$(6,554)	$(25,641)